UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 24, 2018 (May 23, 2018)
Avis Budget Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-10308	06-0918165
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6 Sylvan Way Parsippany, NJ	07054
(Address of Principal Executive Offices)	(Zip Code)

(973) 496-4700
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 23, 2018, the Board of Directors (the “Board”) of Avis Budget Group, Inc. (the “Company”) approved committee assignments and appointments following the Company’s 2018 Annual Meeting of Stockholders (the “Annual Meeting”) as follows:

Chairman of the Board:	Leonard S. Coleman, previously the Company’s independent lead director.
Audit Committee:	Francis J. Shammo (Chair), Lynn Krominga, Glenn Lurie, F. Robert Salerno and Carl Sparks
Compensation Committee:	Mary C. Choksi (Chair), Brian J. Choi, Leonard S. Coleman and Jeffrey H. Fox
Governance Committee:	Lynn Krominga (Chair), Brian J. Choi, Leonard S. Coleman and F. Robert Salerno
Executive Committee:	Leonard S. Coleman (Chair), Larry D. De Shon, Eduardo G. Mestre and Jagdeep Pahwa

In light of the appointment of an independent director as Chairman of the Board, the Board does not intend to appoint a successor independent lead director.

On May 23, 2018, the Company entered into a Separation and Consulting Agreement (the “Agreement”) with Ronald L. Nelson. The Agreement sets forth the terms of Mr. Nelson’s separation of employment with the Company effective May 23, 2018 consistent with the Employment Agreement the Company entered into with Mr. Nelson in April 2014. Pursuant to the Agreement, Mr. Nelson has agreed to provide consulting services to the Company for a one-year term unless the Agreement is terminated earlier in accordance with its terms. Compensation for the consulting services will be paid in cash based on an annual rate of $200,000.

A copy of the Agreement is attached as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 23, 2018, the Board approved amendments to the Company’s Amended and Restated By-Laws (the “By-Laws”). As amended, the By-Laws provide that the Chairman of the Board shall be a member of the Board of Directors and may, but is not required to, be an officer of the Company. The foregoing summary is qualified in its entirety by reference to the text of the Company’s Amended and Restated By-Laws, as of May 23, 2018, a copy of which is attached as Exhibit 3.2 and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The following matters were submitted to a vote of stockholders at the Annual Meeting, which was held on May 23, 2018 in New York, New York, and the voting results were as follows:

(1)
Election of Directors: The Board nominated thirteen nominees to stand for election at the Annual Meeting and each of the nominees were elected to serve a one-year term expiring in 2019 and until their successors are duly elected and qualified, with the voting results set forth below:

Director Nominee	Votes For	Withheld
Larry D. De Shon	60,041,601	317,971
Brian J. Choi	59,550,707	808,865
Mary C. Choksi	59,873,808	485,764
Leonard S. Coleman	59,657,109	702,463
Jeffrey H. Fox	56,843,647	3,515,925
Lynn Krominga	59,883,541	476,031
Glenn Lurie	60,263,662	95,910
Eduardo G. Mestre	60,170,680	188,892
Jagdeep Pahwa	59,596,031	763,541
F. Robert Salerno	59,873,019	486,553
Francis J. Shammo	60,236,165	123,407
Carl Sparks	60,119,451	240,121
Sanoke Viswanathan	59,937,019	422,553

(2)
Ratification of Appointment of Independent Registered Accounting Firm: The appointment of Deloitte & Touche LLP to serve as the Company’s independent registered accounting firm for fiscal year 2018 was ratified as follows:

Votes For	Votes Against	Abstain
73,193,683	927,833	154,478

(3)
Advisory Approval of the Compensation of our Named Executive Officers: The proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers, as described in the Company’s 2018 proxy statement, was approved by the following votes:

Votes For	Votes Against	Abstain	Broker Non-Votes
56,843,838	3,472,317	43,418	13,916,422

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

The following exhibits are filed as part of this report:

Exhibit No.	Description
3.2	Amended and Restated By-Laws of Avis Budget Group, Inc., as of May 23, 2018.
10.1	Separation and Consulting Agreement between Avis Budget Group, Inc. and Ronald L .Nelson, dated May 23, 2018.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

AVIS BUDGET GROUP, INC.
By:	/s/ Bryon L. Koepke
Name:	Bryon L. Koepke
Title:	Senior Vice President and Chief Securities Counsel

Date: May 24, 2018

AVIS BUDGET GROUP, INC.
CURRENT REPORT ON FORM 8-K
Report Dated May 24, 2018 (May 23, 2018)

EXHIBIT INDEX

Exhibit No.	Description
3.2	Amended and Restated By-Laws of Avis Budget Group, Inc., as of May 23, 2018.
10.1	Separation and Consulting Agreement between Avis Budget Group, Inc. and Ronald L .Nelson, dated May 23, 2018.